Original Fund Structure as of 12/31/07


LPs
LPs
Capstone Cayman Special Purpose Fund, LP
(Cayman Islands) (CCSPF)
[FUND]
Capstone Capital Management, Inc.
General Partner
Capstone Special Purpose Fund, LP
(Delaware) (CSPF)
[FUND]
Hammond Investments, Ltd.
(see next slide)
Loan
Loan
Loan
Loan
Capstone Business Credit, LLC
(Delaware) (CBC)
[LENDER]
Intercreditor Agreement
Capstone Capital Group I, LLC
(Delaware) (CCGI)
[LENDER]
Loans to various
portfolio companies
Loans to various
portfolio companies
Borrower Entity
Borrower Entity
Borrower Entity
Borrower Entity
Borrower Entity
Borrower Entity
Borrower Entity
Borrower Entity

Post Default on Loans by Borrower Entities
Fund Structure as of 12/31/08



LPs
LPs
Capstone Cayman Special Purpose Fund, LP
(Cayman Islands) (CCSPF)
[FUND]
Capstone Capital Management, Inc.
General Partner
Capstone Special Purpose Fund, LP
(Delaware) (CSPF)
[FUND]
100%
Hammond Investments, Ltd.
(Cayman Islands) (Hammond)
CSPF owns
25% equity in each
Borrower Entity after
Default on loans*
Hammond owns
75% equity in each
Borrower Entity after
Default on loans*
Tyree Holdings Corp.
Tulare Frozen Foods,,LLC
Whaling Distributors Inc.
Epic Sports Int', Inc.
Allentown Metal Works,Inc.
Baker's Pride, Inc.

*The 75%/25% ownership equity was based on the percentage of total capital allocation between CCSPF and CSPF.

Assignment of Indebtedness from CCSPF and CSPF to Amincor, Inc.



CCSPF
CSPF and CCSPF assign loans and collateral from Borrower Entities to Amincor, Inc.
CSPF
CBC defaults on loans to the FUNDS
CCGI defaults on loans to the FUNDS
AMINCOR, INC.
CBC
CCGI
Letters of Intent, dated January 28, 2010, to acquire certain portfolio companies
Tulare
Epic
Tyree
Masonry
Baker's Pride
AMW
Whaling Dist.

Payment in Kind



LPs
LPs
CCSPF and CSPF are liquidated and LP's in each fund receive a Payment in Kind of Amincor, Inc. shares in exchange for their limited partnership interest
AMINCOR, INC. Share Allocation
7,478,409 Class A Common Shares
21,176,262 Class B Common Shares
1,720,000 Preferred Shares
AMINCOR, INC.
Letters of Intent, dated January 28, 2010, to acquire portfolio companies
Tulare
Epic
Tyree
Masonry
Baker's Pride
AMW
Whaling Dist.

Final Structure



Class A Voting Common Shares OWNED BY MANAGEMENT, EMPLOYEES AND PRIOR SHAREHOLDERS
LP's are CLASS B Common shareholders of Amincor, Inc.
Creditor LP's ARE PREFERRED SHAREHOLDERS OF AMINCOR, INC.
AMINCOR, INC.
Acquired October 18, 2010 pursuant to Stock Purchase Agreement as disclosed on respective Form 8-K's filed on October 19, 2010 with the SEC
Acquired August 3, 2010 pursuant to Share Exchange Agreement as disclosed in Form 10
Tulare
Epic
Tyree
Masonry
Baker's Pride